PROSPECTUS Dated                      Pricing Supplement No. 4
April 1, 1998                         Effective May 4, 1998




                  U.S. $1,000,000,000         Rule 424 (b)(3)
                                          Registration Statement
              FORD MOTOR CREDIT COMPANY        No. 333-45015

            VARIABLE DENOMINATION FLOATING
                  RATE DEMAND NOTES


                  -----------------


                Interest Rate Per Annum
                -----------------------

Period      Tier One Notes    Tier Two Notes    Tier Three Notes
Beginning   Under $15,000     $15,000-$49,999   $50,000 and over
---------   -------------     ---------------   ----------------

5/4/98        5.25%              5.45%             5.65%